SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☒	Definitive Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

J. B. HUNT TRANSPORT SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

J. B. HUNT TRANSPORT SERVICES, INC.
615 J. B. Hunt Corporate Drive
Lowell, Arkansas 72745
(479) 820-0000
Internet Site:  www.jbhunt.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 20, 2006

          The Annual Meeting of Stockholders of J.B. Hunt Transport Services, Inc. (the “Company”) will be held on April 20, 2006, at 10:00 a.m. (CDT) at the Company’s headquarters, located at 615 J. B. Hunt Corporate Drive, Lowell, Arkansas, for the following purposes:

(1)	To elect three (3) Class II Directors for a term of three (3) years

(2)	To ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for the next fiscal year

(3)	To transact such other business as may properly come before the meeting or any adjournments thereof

          Only stockholders of record on January 31, 2006, will be entitled to vote at the meeting or any adjournments thereof.  The stock transfer books will not be closed.

          The 2005 Annual Report to Stockholders is included in this publication.

By Order of the Board of Directors

JOHNELLE D. HUNT
Secretary

Lowell, Arkansas
March 15, 2006

YOUR VOTE IS IMPORTANT
PLEASE EXECUTE YOUR PROXY WITHOUT DELAY

HOW TO VOTE IF YOU ARE A STOCKHOLDER OF RECORD

          Your vote is important.  You can save the Company the expense of a second mailing by voting promptly.  Stockholders of record can vote by telephone, on the Internet, by mail or by attending the Meeting and voting by ballot as described below.  (Please note: if you are a beneficial owner, please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.)

          The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded.  If you vote by telephone or on the Internet, you do not need to return your proxy card.  Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. on April 19, 2006.

VOTE BY TELEPHONE

          You can vote by calling the toll-free telephone number on your proxy card.  Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

VOTE ON THE INTERNET

          You also can choose to vote on the Internet. The website for Internet voting is www.computershare.com/us/proxy  As with the telephone voting, you can confirm that your instructions have been properly recorded.  If you vote on the Internet, you can also request electronic delivery of future proxy materials.

VOTE BY MAIL

          If you choose to vote by mail, simply mark your proxy, date and sign it, and return it to Computershare Trust Company, N.A., in the postage-paid envelope provided.  If the envelope is missing, please mail your completed proxy card to J.B. Hunt Transport Services, Inc., c/o Computershare Trust Company, N.A., P. O. Box 43101, Edison, New Jersey 08818-9271.

VOTING AT THE ANNUAL MEETING

          The method by which you vote will not limit your right to vote at the Annual Meeting if you decide to attend in person.  If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

          All shares that have been properly voted and not revoked will be voted at the Annual Meeting.  If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

J. B. HUNT TRANSPORT SERVICES, INC.
615 J. B. Hunt Corporate Drive
Lowell, Arkansas 72745
(479) 820-0000
Internet Site:  www.jbhunt.com

PROXY STATEMENT

          This Proxy Statement and the accompanying proxy card are being mailed in connection with the solicitation of proxies by the Board of Directors (the “Board”) of J.B. Hunt Transport Services, Inc.  (the “Company”), for use at the Annual Meeting of Stockholders.   This Proxy Statement was first mailed to stockholders of the Company on March 15, 2006.

          This introduction is a summary of selected information from this Proxy Statement and may not contain all of the information that is important to you.  To better understand the nominees being solicited for Directors and the proposals that are submitted for a vote, you should carefully read this entire document and other documents to which we refer.

          The proxies being solicited hereby are being solicited by the Company. The expense of soliciting proxies, including the cost of preparing, assembling and mailing the material submitted herewith, will be paid by the Company.  The Company will also reimburse brokerage firms, banks, trustees, nominees and other persons for the expense of forwarding proxy material to beneficial owners of shares held by them of record.  Solicitations of proxies may be made personally or by telephone or telegraphic communications, by Directors, officers and regular employees, who will not receive any additional compensation in respect of such solicitations.

When and Where Is the Annual Meeting?

Date:	Thursday, April 20, 2006
Time:	10:00 a.m., Central Daylight Time
Location:	J.B. Hunt Transport Services, Inc.
Corporate Offices
1st Floor Auditorium
615 J.B. Hunt Corporate Drive
Lowell, Arkansas 72745

What Is the Purpose of the Annual Meeting?

          At the Company’s Annual Meeting, stockholders will act upon matters outlined in the accompanying Notice of Annual Meeting.  In addition, the Company’s management will report on the performance of the Company during calendar year 2005.

Who Is Entitled to Vote?

          Only stockholders of record at the close of business on the record date, January 31, 2006, are entitled to receive the Notice of Annual Meeting and to vote the shares of common stock that they held on that date at the Meeting or at any postponement or adjournment of the Meeting.  Each outstanding share entitles its holder to cast one vote on each matter to be voted on.

Who Can Attend the Meeting?

          All stockholders as of the record date, or their duly appointed proxies, may attend the Meeting, and each may be accompanied by one guest.  Seating is limited and will be on a first-come, first-served basis.  Registration will begin at 9:30 a.m. and seating will be available at approximately 9:30 a.m.

No cameras, electronic devices, large bags, briefcases or packages will be permitted at the Meeting

          Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Meeting.

What Constitutes a Quorum?

          The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the Company to conduct its business.  As of the record date, 153,822,689 shares of common stock of the Company were outstanding.  Proxies received, but marked as abstentions and broker non-votes, will be included in the calculation of the number of shares considered to be present at the Meeting.

Can a Stockholder Nominate a Director?

          The Nominating and Corporate Governance Committee of the Board of Directors will consider a candidate properly and timely recommended for Directorship by a stockholder or group of stockholders of the Company.  The recommendation must be submitted by one or more stockholders that own individually, or as a group beneficially, 2% or more of the outstanding common stock. Stockholder recommendations must be submitted to the Chairman of the Nominating and Corporate Governance Committee in writing via Certified U.S. mail not less than 120 days prior to the first anniversary of the date of the Proxy Statement relating to the Company’s previous Annual Meeting.  Recommendations must be addressed as follows:

J.B. Hunt Transport Services, Inc.
Chairman, Nominating and Corporate Governance Committee
615 J.B. Hunt Corporate Drive
Lowell, Arkansas  72745
DIRECTOR CANDIDATE RECOMMENDATION

Generally, candidates for a Director position should possess:

•	relevant business and financial expertise and experience, including an understanding of fundamental financial statements;
•	the highest character and integrity and a reputation for working constructively with others;
•	sufficient time to devote to meetings and consultation on Board matters;
•	freedom from conflicts of interest that would interfere their with performance as a Director.

          The full text of the Company’s “Policy Regarding Director Recommendations by Stockholders” and “Nominating and Corporate Governance Committee Directorship Guidelines and Selection Policy” is published on the Company’s website at www.jbhunt.com and can be found under the caption “Who We Are”/”Investor Relations”/”Corporate Governance.”

How Can I Communicate Directly with the Board?

          Stockholder communications to the Board of Directors, any Committee of the Board of Directors, or any individual Director must be sent in writing via Certified U.S. mail to the Corporate Secretary at the following address:

J.B. Hunt Transport Services, Inc.
Attention:  Corporate Secretary
615 J.B. Hunt Corporate Drive
Lowell, Arkansas  72745

          The Company’s “Stockholder Communications Policy” is published on the Company’s website at www.jbhunt.com and can be found under the caption “Who We Are”/”Investor Relations”/”Corporate Governance.”

How Do I Vote?

          The enclosed proxy card indicates the number of shares you own.  There are four ways to vote:

•	By Internet at www.computershare.com/us/proxy; we encourage you to vote this way
•	By toll-free telephone at the number shown on your proxy card
•	By completing and mailing your proxy card
•	By written ballot at the Meeting

          If you vote by Internet or telephone, your vote must be received before midnight of the day before the Meeting.  Your shares will be voted as you indicate.  If you do not indicate your voting preferences, Wayne Garrison and Kirk Thompson will vote your shares FOR Proposals 1 and 2.

          If you Vote by Telephone or on the Internet, You Do NOT Need to Return Your Proxy Card

          If you complete and properly sign the accompanying proxy card and return it to the Company, or tender your vote via telephone or the Internet, it will be voted as you direct.  If you attend the Meeting, you may deliver your completed proxy card in person.  Proxies duly executed and returned by a stockholder, and not revoked prior to or at the Meeting, will be voted in accordance with the instructions thereon.

          If your shares are held in “street name,” you will need to contact your broker or other nominee to determine whether you will be able to vote by telephone or Internet.

What Are the Board’s Recommendations?

          Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.  The Board’s recommendation is set forth together with each proposal in this Proxy Statement.  In summary, the Board recommends a vote:

•	For the election of the nominated slate of Directors (see pages 7-10)
•	For the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors (see page 28)

          As of the date of this Proxy Statement, the Board knows of no other business that may properly be, or is likely to be, brought before the Annual Meeting.  With respect to any other matter that properly comes before the Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, at their own discretion.

What Vote Is Required to Approve Each Proposal?

•

Election of Directors.   The affirmative vote of a plurality of the votes cast at the Meeting is required for the election of Directors.  A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more of the Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining whether there is a quorum.

•

Other Proposals.  For each other proposal, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval.  A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.  Accordingly, an abstention will have the effect of a negative vote.

        If you hold shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon.  Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.  Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

        The authorized common stock of the Company consists of 1,000,000,000 shares at $.01 par value.  As of the close of business on January 31, 2006, there were 153,822,689 shares eligible to vote.

Can I Change My Vote After I Return the Proxy Card?

        Yes.  Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date.  The powers of the proxy holders will be suspended if you attend the Meeting in person and so request, although attendance at the Meeting will not by itself revoke a previously granted proxy.

You Should Carefully Read this Proxy Statement in its Entirety

INFORMATION ABOUT THE BOARD

          The Board of Directors is currently divided into three classes, each having three year terms that expire in successive years.   The term of office of Directors in each class expires at the Annual Meeting held on the following dates:

Class	Year Term Expires

Class I	2008
Class II	2006
Class III	2007

          The shares represented by your proxy will be voted at the 2006 Annual Meeting for the election of all nominees unless you instruct otherwise

PROPOSAL ONE - ELECTION OF DIRECTORS

          Our Bylaws provide that the number of directors shall not be less than three or more than twelve, with the exact number to be fixed by the Board.  The Board of Directors proposes that the nominees for Class II Directors described below be re-elected for a new term of three years and until their successors are duly elected and qualified.  All nominees are currently serving as Class II Directors.

          Each of the nominees has consented to serve the term for which he is nominated.   If any nominee becomes unavailable for election, which is not anticipated, the Directors’ proxies will vote for the election of such other person as the Board may nominate, unless the Board resolves to reduce the number of directors to serve on the Board and thereby reduce the number of directors to be elected at the meeting.

The Board of Directors Recommends that Stockholders Vote
FOR
Each of the Nominees Listed Herein

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION
DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Number of Directors and Term of Directors and Executive Officers

          The Company’s Bylaws provide that the number of directors shall not be less than three or more than twelve, with the exact number to be fixed by the Board.  The Company’s Certificate of Incorporation divides the Board into three classes of as equal size as possible, with the terms of each class expiring in consecutive years so that only one class is elected in any given year.  Currently, there are ten directors with four directors serving in Class I, and three directors in serving in Class II and Class III.

          The stockholders of the Company elect successors for directors whose terms have expired at the Company’s Annual Meeting.  The Board elects members to fill new membership positions and vacancies in unexpired terms on the Board.  At the Board meeting held on January 26, 2006, the Board of Directors adopted a retirement policy.  Effective immediately, no director will be eligible to stand for re-election once he or she has reached 72 years of age.  Executive officers are elected by the Board and hold office until their successors are elected and qualified or until the earlier of their death, retirement, resignation or removal.

Directors and Executive Officers

          The names of the Company’s directors and executive officers as of January 31, 2006, and their respective ages and positions are as follows:

Name	Age	Position

Paul R. Bergant	59	Executive Vice President, Marketing,
		Chief Marketing Officer and
		President of Intermodal
David N. Chelette	42	Vice President and Treasurer
John A. Cooper, Jr.	67	Class III Director
Donald G. Cope	55	Sr. Vice President, Finance, Controller
		and Chief Accounting Officer
Wayne Garrison	53	Chairman of the Board; Class III Director
Thomas L. Hardeman	68	Class II Director
Craig Harper	48	Executive Vice President, Operations
		and Chief Operations Officer
Bryan Hunt	47	Class III Director
Johnelle D. Hunt	74	Corporate Secretary; Class I Director
Terrence D. Matthews	47	Sr. Vice President, Marketing
David G. Mee	45	Sr. Vice President, Tax and Risk Management
Kay J. Palmer	42	Executive Vice President, Chief Information Officer
Coleman H. Peterson	57	Class II Director
Bob D. Ralston	59	Executive Vice President, Equipment
		and Properties
John N. Roberts, III	41	Executive Vice President and President,
		Dedicated Contract Services
James L. Robo	43	Class II Director
Kirk Thompson	52	President and Chief Executive Officer; Class I Director
Leland E. Tollett	69	Class I Director
Jerry W. Walton	59	Executive Vice President, Finance and Administration
		and Chief Financial Officer
John A. White	66	Class I Director

NOMINEES FOR DIRECTOR

CLASS II – TERM EXPIRES APRIL 2009

Thomas L. Hardeman	Director Since 1994

Mr. Hardeman, age 68, is President of BTTB Investments, a private investment company.  He served as Corporate Vice President of United Parcel Service from 1984 until his retirement in April 1994. He is the former Chairman of the Advisory Board for the Commercial Vehicle Safety Alliance, former Board member of the Professional Truck Driver Institute of America, and served on the American Legislative Exchange Council and the State Government Affairs Council. He also serves as Chairman of the Board for The Foundation for Thought and Ethics, a non-profit corporation.

Coleman H. Peterson	Director Since 2004

Mr. Peterson, age 57, is President and CEO of Hollis Enterprises LLC, a human resources consulting firm founded in 2004 following his retirement from Wal-Mart Stores, Inc. as its Executive Vice President of the People Division.  During his 10-year tenure, Mr. Peterson was responsible for recruitment, retention and development of the world’s largest corporate work force.  Prior to his experience with Wal-Mart, Mr. Peterson spent 16 years with Venture Stores, with his last position as the Senior Vice President of Human Resources.  He holds Master’s and Bachelor’s degrees from Loyola University of Chicago.  He serves as a member of the Board of Directors and chairs the Compensation Committees of The ServiceMaster Company and Build-A-Bear Workshop. He served on the Board of Directors for Knockout Holdings Inc. through 2005 and has subsequently resigned from that position.  He also sits on the Executive Committee of the NAACP, where he serves as Treasurer of the NAACP’s Special Contribution Fund.

James L. Robo	Director Since 2002

Mr. Robo, age 43, is President of FPL Energy and Vice President of Corporate Development and Strategy of FPL Group. FPL Group is a U.S. electric company whose two main subsidiaries are Florida Power & Light and FPL Energy.  Prior to joining the FPL Group in 2002, Mr. Robo spent ten years at the General Electric Company.  He served as President and Chief Executive Officer of GE Mexico from 1997-1999 and was President and Chief Executive Officer of the GE Capital TIP/Modular Space division from 1999 until February 2002.  From 1984 through 1992, Mr. Robo worked for Mercer Management Consulting.  He graduated summa cum laude from Harvard College with a BA in European History and subsequently obtained his MBA from Harvard Business School in 1988.

REMAINING MEMBERS OF THE CURRENT BOARD

          The remaining members of the current Board, their experience and qualifications as Board members, the class in which they serve, and the expiration of their terms are as follows:

CLASS III - TERM EXPIRES APRIL 2007

John A. Cooper, Jr.	Director Since 1990

Mr. Cooper, age 67, is Chairman of the Board of Cooper Communities, Inc. (a private community development company). From 1997 to July 2003, Mr. Cooper served as Chief Executive Officer and President of Cooper Communities, Inc.

Wayne Garrison	Director Since 1981

Mr. Garrison, age 53, is Chairman of the Board and has held this title since 1995.  Joining the Company in 1976 as Plant Manager, he has also served the Company as Vice President of Finance in 1978, Executive Vice President of Finance in 1979, President in 1982, Chief Executive Officer in 1987 and Vice Chairman of the Board from January 1986 until May 1991.

Bryan Hunt	Director Since 1991

Mr. Bryan Hunt, age 47, is President of Best Automotive, Best Automotive of Mississippi, Best Buy Here Pay Here, Progressive Auto Finance Corporation and Bryan Hunt LLC (all private companies with operations in motor vehicle sales, leasing and financing).  He served as Assistant Secretary of the Company from October 1988 until May 2000.  Until his retirement from the Company in 1997, he served separate terms as the Company’s Treasurer and Chief Operating Officer of the Van Division.  Bryan Hunt is the son of J.B. Hunt and Johnelle D. Hunt.

CLASS I – TERM EXPIRES APRIL 2008

Johnelle D. Hunt	Director Since 1993

Mrs. Hunt, age 74, is the Corporate Secretary of the Company.  Serving as Credit Manager from 1962 to 1987, she was elected Secretary-Treasurer in 1972 and served in that capacity until October 1988, at which time she was elected Corporate Secretary.  Johnelle D. Hunt is the wife of founder and former Senior Chairman of the Board J.B. Hunt and the mother of Bryan Hunt.  She also serves on the executive committee and as treasurer for the University of Arkansas’ Campaign for the 21st Century and on the board for the Harvey and Bernice Jones Eye Institute.  She has also been appointed by the Governor of Arkansas to serve on the Mansion Commission for the State of Arkansas.

Kirk Thompson	Director Since 1985

Mr. Thompson, age 52, is President and Chief Executive Officer of the Company.  Mr. Thompson, a certified public accountant, joined the Company in 1973.  He served as Vice President of Finance from 1979 until 1984, Executive Vice President and Chief Financial Officer until 1985, and President and Chief Operating Officer from 1986 until 1987, when he was elected President and Chief Executive Officer.

Leland E. Tollett	Director Since 2001

Mr. Tollett, age 69, is a private investor. He served as Chairman of the Board and Chief Executive Officer of Tyson Foods, Inc. from 1995 to 1998, when he retired and became a consultant to that company.  A Tyson Foods employee since 1959, he also served as President and Chief Executive Officer from 1991 to 1995.  He first became a board member of Tyson Foods, Inc. in 1984 and continues to serve in that capacity.

John A. White	Director Since 1998

Dr. White, age 66, is Chancellor of the University of Arkansas, a position he has held since July 1997. A graduate of the University of Arkansas (BSIE), Virginia Tech (MSIE) and The Ohio State University (PhD), he also holds honorary doctorates from the Katholieke Universitiet of Leuven in Belgium and from George Washington University.  Dr. White is a member of the National Academy of Engineering, the National Science Board and the Executive Committee of the Southeastern Research Universities Research Association.  He also serves on the Board of Directors and the Audit Committees of Logility, Inc., Motorola, Inc., and Russell Corporation.

DIRECTOR COMPENSATION

          The Company pays only independent, non-employee Directors for their services.  Directors who are also officers of the Company are not eligible to receive any of the compensation described below.

          In calendar year 2005, compensation for independent, non-employee Directors, serving on the Board, was as follows:

•	an annual retainer of $50,000 paid in Company stock, cash or any combination thereof
•	$4,500 for each Board meeting attended
•	$1,500 for each Board Committee meeting attended
•	$3,000 to the chairman of each Committee for each Committee meeting attended
•	reimbursement of expenses to attend Board and Committee meetings
•	required stock ownership of three times estimated annual compensation (approximately $74,000)

          The Executive Compensation Committee met on July 21, 2005, with Watson Wyatt, an independent consultant, who was commissioned to review competitive market practices, which included an analysis of compensation for the industry and its peer groups.  The Committee determined that to bring compensation  up to the median range of its peers, adjustments were warranted.  As such, effective January 1, 2006, compensation was implemented for independent, non-employee directors serving on the board and the board’s committees as shown below:

•	an annual retainer of $62,000 paid in Company stock, cash or any combination thereof
•	$4,500 for each Board meeting attended
•	$1,500 for each Board Committee meeting attended
•	$4,000 to the Chairman of the Audit Committee for each Committee meeting chaired
•	$3,000 to the Chairman of the Executive Compensation Committee and the Nominating and Corporate Governance Committee for each Committee meeting chaired
•	reimbursement of expenses to attend Board and Committee meetings
•	required stock ownership of three times estimated annual compensation (approximately $86,000)

Non-Employee Board of Director Compensation Paid in Calendar Year 2005

Board Member	Board Fees	Committee Fees	Annual Retainer	Expense Reimbursement	Total

John A. Cooper, Jr.	$18,000	$6,000	$50,000	$1,733	$75,733
Thomas L. Hardeman	$18,000	$7,000	$50,000	$3,006	$78,006
Bryan Hunt	$13,500	$0	$50,000	$0	$63,500
Coleman H. Peterson	$18,000	$7,500	$50,000	$377	$75,877
James L. Robo	$18,000	$12,000	$50,000	$8,427	$88,427
Leland E. Tollett	$13,500	$13,500	$50,000	$0	$77,000
John A. White	$13,500	$30,000	$50,000	$0	$93,500

          Non-employee, independent members of the board of directors did not receive any stock options or restricted stock awards in calendar year 2005.  Each member had the option of receiving his or her annual retainer in Company stock, cash or any combination thereof.  All of the eligible directors received their annual retainer in Company stock with the exception of Bryan Hunt, who took his retainer in cash and Tom Hardeman, who took 40% of his retainer in stock and 60% of his retainer in cash.

          Johnelle D. Hunt, an employee of the Company and member of the Board of Directors, received a salary of $100,000 for her services as the Company’s corporate secretary.  The Company also submitted payment of $10,000 on her behalf for professional fees and provided a Company match of $3,000 to her 401(k) account.

          Bryan Hunt, a member of the Board of Directors, exercised his remaining 266,400 stock options, which created $3,936,708 in taxable compensation or market value of $5,110,557.  The options were granted to him while he was an employee of the Company and were due to expire in 2006.

CORPORATE GOVERNANCE

Duties of the Board

          The Board of Directors has the responsibility to serve as the trustee for the stockholders.  It also has the responsibility for establishing broad corporate policies and for the overall performance of the Company.  The Board, however, is not involved in day-to-day operating details.  Members of the Board are kept informed of the Company’s business through discussion with the Chairman, Chief Executive Officer and other officers, by reviewing analyses and reports sent to them each month, and by participating in Board and Committee meetings.

Corporate Governance Guidelines

          We believe that good corporate governance helps ensure that the Company is managed for the long-term benefit of its stockholders. We continue to review our corporate governance policies and practices, corporate governance rules and regulations of the Securities and Exchange Commission (the “SEC”), and the listing standards of the NASDAQ, the stock exchange on which our common stock is traded.  The Board has adopted Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities to the Company and its stockholders.  The guidelines address, among other items, director independence and qualifications.  You can access and print the charters of our Audit Committee, Executive Compensation Committee, Nominating and Corporate Governance Committee, as well as our Corporate Governance Guidelines, Code of Ethical and Professional Standards, Whistleblower Policy and other Company policies and procedures required by applicable law or regulation on our website at www.jbhunt.com  under the caption “Who We Are”/“Investor Relations”/“Corporate Governance.”

Director Independence

          The Board has determined that no non-employee Director has a material relationship with the Company (either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with the Company) and all non-employee Directors meet the criteria for independence under the NASDAQ listing standards. The Board has also determined that no member of the Audit Committee, Executive Compensation Committee or Nominating and Corporate Governance Committee has any material relationship with the Company (either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with the Company) and that all members of these committees meet the criteria for independence under the NASDAQ.

          The Board has selected Dr. John A. White to act as presiding Director of executive sessions to be held on a regular basis by non-employee, independent Directors.  This group of Directors met three times in executive session during calendar year 2005.  Dr. White presided as Chairman in each of these meetings.  It will remain standard practice of the Company to conduct these meetings either before or after each regularly scheduled Board meeting or on an as-needed basis.

Code of Conduct

          The Board has adopted a Code of Ethical and Professional Standards, applicable to all directors, officers and employees of the Company.  The purpose and role of this Code is to focus our directors, officers and employees on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical or unlawful conduct, and to help enhance and formalize our culture of integrity, honesty and accountability.  This Code is published on the Company’s website at www.jbhunt.com.

BOARD MEETINGS

          All members of the Board are strongly encouraged to attend each meeting of the Board and meetings of the Board Committees on which they serve, as well as the Annual Meeting.  Please refer to the Company’s “Director Attendance Policy,” published on the Company’s website at www.jbhunt.com  under the caption “Who We Are”/“Investor Relations”/“Corporate Governance” for further details.

          The business of the Company is managed under the direction of the Board of Directors, who meet on a regularly scheduled basis during its calendar year to review significant developments affecting the Company and to act on matters that require Board approval.  Special meetings are also held when Board action is required on matters arising between regularly scheduled meetings.  The Board of Directors held four regularly scheduled meetings and two telephonic meetings during calendar year 2005.  During this period all members of the Board participated in at least 75% of all meetings, including the Annual Meeting.

BOARD COMMITTEES

          Standing committees of the Board include the Audit, Executive Compensation, and Nominating and Corporate Governance Committee. Committee members are elected annually by the Board and serve until their successors are elected and qualified or until their earlier resignation or removal.

          The following table discloses the Board members who served on each of the Board’s Committees and the number of meetings held by each Committee during calendar year 2005.

	Audit	Executive Compensation	Nominating and Corporate Governance

John A. Cooper, Jr.		X	X
Thomas L. Hardeman		X	Chair
Coleman H. Peterson		Chair
James L. Robo	X		X
Leland E. Tollett	X
John A. White	Chair

Number of Meetings	10	4	1

          Upon recommendation of the Nominating and Corporate Governance Committee on January 27, 2006, the Board voted to retain the committee appointments as shown above for calendar year 2006.

AUDIT COMMITTEE

          Under the terms of its charter, the Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and the performance of its independent auditors.  In fulfilling its duties, the Audit Committee, among other things, shall:

•	have the sole authority and responsibility to hire, evaluate and, where appropriate, replace the independent auditors;
•

meet and review with management and the independent auditors the interim financial statements and the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations prior to the filing of the Company’s Quarterly Reports on Form 10-Q;

•

meet and review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders including), (a) their judgment about the quality, not just the acceptability, of the Company’s accounting principles, including significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (b)  the clarity of the disclosures in the financial statements; and (c) the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations, including critical accounting policies;

•	review and discuss with management, the internal auditors and the independent auditors the Company’s policies with respect to risk assessment and risk management;
•

review and discuss with management, the internal auditors and the independent auditors the Company’s internal controls, the results of the internal audit program, and the Company’s disclosure controls and procedures and quarterly assessment of such controls and procedures;

•

establish procedures for handling complaints regarding accounting, internal accounting controls, and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters; and

•	review and discuss with management, the internal auditors and the independent auditors the overall adequacy and effectiveness of the Company’s legal and regulatory programs.

          Each member of the Audit Committee meets the independence requirements of the NASDAQ, the 1934 Act and the Company’s Corporate Governance Guidelines.  Each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements.  The “audit committee financial expert” designated by the Board is Dr. John A. White.

EXECUTIVE COMPENSATION COMMITTEE

          Under the term of its charter, the Executive Compensation Committee has overall responsibility for evaluating and approving executive officers’ compensation plans, policies and programs of the Company.  In fulfilling its duties, the Compensation Committee, among other things, shall:

•	review and approve all corporate goals and objectives relevant to the compensation of the Chairman of the Board and the Chief Executive Officer;
•	evaluate and recommend to the board of directors for their approval, base salaries for the Chairman of the Board, Chief Executive Officer;
•	evaluate and approve incentive stock grants for the Chairman of the Board, Chief Executive Officer and all other “insiders” as defined in Section 16 of the Securities and Exchange Act of 1934;
•	evaluate the performance of the Chief Executive Officer in light of approved corporate goals, performance goals and objectives;
•

review and approve any employment agreements, severance agreements or arrangements, retirement arrangements, change in control agreements/provisions and any special or supplemental  benefits for each officer of the Company;

•	approve, disapprove, modify or amend any non-equity plans designed and intended to provide compensation primarily for officers;
•	make recommendations to the Board of Directors regarding adoption of equity plans; and
•	administer, modify or amend stock option and restricted stock plans.

          Each member of the Compensation Committee meets the independence requirements of the NASDAQ, the Internal Revenue Code of 1986, as amended (“the “Code”), and the Company’s Corporate Governance Guidelines.

Executive Compensation Committee Interlocks And Insider Participation

          Messrs. Cooper, Hardeman and Peterson are non-employee, independent Directors of the Company. None of the members of the Executive Compensation Committee was an officer or an employee of the Company during calendar year 2005.  No member of the Committee is a former officer of the Company or had any related-party transactions with the Company in calendar year 2005.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

          The Nominating and Corporate Governance Committee develops and maintains the corporate governance policies of J.B. Hunt Transport Services, Inc. and assists the Company’s Board of Directors in:

•	identifying, screening and recruiting qualified individuals to become Board members;
•	determining the composition of the Board and its Committees;
•	assisting the Board in assessing the Board’s effectiveness.

          All members of the Committee are qualified as non-employee, independent Directors as determined by the rules of the SEC and NASDAQ. Further detail regarding qualifications and responsibilities is outlined in the Committee’s charter published on the Company’s website at www.jbhunt.com under the caption “Who We Are”/ “Investor Relations”/ “Corporate Governance.”   The Committee met one time in calendar year 2005.

          The Nominating and Corporate Governance Committee guidelines outline the qualifications the Committee looks for in a nominee.  Generally, the candidate should possess:

•	relevant business and financial expertise and experience, including an understanding of fundamental financial statements;
•	the highest character and integrity and a reputation for working constructively with others;
•	sufficient time to devote to meetings and consultation on Board matters;
•	freedom from conflicts of interest that would interfere with performance as a Director; and
•	other desirable qualifications and experience as established by the Committee.

          After assessing and considering prevailing business conditions of the Company, legal and listing standard requirements for Board composition, the size and composition of the current Board, and the skills and experience of current Board members, any of the Chairman, the Committee or any Board member may identify the need to add a Board member to meet specific criteria or to fill a vacancy on the Board.  The Committee identifies qualified Director nominees from among persons known to the members of the Committee, by reputation or otherwise, and through referrals from trusted sources, including senior management, existing Board members, stockholders and independent consultants hired for such purpose.  The Committee may request that senior officers of the Company assist the Committee in identifying and assessing prospective candidates who meet the criteria established by the Board.

          Candidates are evaluated based upon their qualifications or other relevant information, including a personal interview.  The Committee convenes a meeting and approves the candidates to be presented to the Board.  The Board considers the recommendations of the Committee and approves candidates for nomination.

          The Nominating and Corporate Governance Committee is comprised of Thomas L. Hardeman, Chairman, John A. Cooper, Jr., and James L. Robo.  Messrs. Hardeman, Cooper and Robo served as members of the Committee during the entire year of 2005.  The Nominating and Corporate Governance Committee met once during calendar year 2005.  The Board has determined that all members of the Committee satisfy independence requirements of the NASDAQ. The Nominating and Corporate Governance Committee Charter is published on the Company’s website at www.jbhunt.com  under the caption “Who We Are”/ “Investor Relations”/ “Corporate Governance.”

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee

          Compensation of officers and senior executives of the Company is determined by the Executive Compensation Committee of the Board of Directors (the “Committee”).  The Committee, comprised entirely of non-employee, independent Directors, meets:

•	to review annual goals and reward annual performance of executives;
•	to grant stock pursuant to the Company’s Management Incentive Plan;
•	to establish and certify the achievement of performance goals under the Company’s Management Incentive Plan;
•	to evaluate and recommend to the Board of Directors for their approval, base salaries and bonus plans for the Company’s Chairman and Chief Executive Officer;
•	to evaluate and approve stock grants to the Company’s Chairman, Chief Executive Officer and all other “insiders” as defined in Section 16 of the Securities and Exchange Act of 1934;
•	to review any other executive compensation.

          In 2005, the Committee commissioned Watson Wyatt, an independent consultant, to analyze the Company’s current executive compensation package to review salaries, bonuses and other compensation for its officers and senior executives, including the Chairman, Chief Executive Officer and Board of Directors.  Salary modifications and awards of restricted stock were made to more closely align executive management with the industry and its peers at the direction of the independent consultant.

General Compensation Policy

          The Company’s executive compensation program is designed to provide fair compensation to executives based on their performance and contributions to the Company, provide incentives to attract and retain key executives, and instill a long-term commitment to the Company through Company ownership, all in a manner consistent with stockholder interests.

          The executive compensation package has three main components:

•	base salary, which is reviewed annually
•	performance-based bonuses that are directly tied to the Company’s earnings per share and are earned annually depending on the achievement of pre-established performance-based goals
•	long-term incentive awards

          This mix of compensation places more of total compensation at risk and emphasizes performance.

          The Committee believes that competitive levels of cash compensation, together with equity and other incentive programs, are necessary for the attraction, motivation and retention of the highest-caliber employees.

Base Salary

          Executives’ base salaries are based on the Company’s performance for the prior calendar year and upon a subjective evaluation of each executive’s contribution to that performance and his or her overall corporate responsibilities.

Performance-Based Bonus

          Performance-based cash bonuses are paid quarterly to executives based on the Company’s achievement of pre-established performance goals of earnings-per-share amounts. The amount of the bonus paid is a percentage of the executive’s salary.  The bonus increases as a percentage of base salary as the Company’s earnings per share increases.

Incentive Awards

          Incentive awards are made under the Company’s Management Incentive Plan.  As a person’s level of responsibility increases, a greater portion of potential total compensation opportunity is shifted from salary to performance-based incentives and to greater reliance on growing total return to the stockholders through stock-based awards.  This directly aligns the interest of management with stockholders.

Deferred Compensation

          The Company offers the option of deferring a portion of their base salary and/or bonus into a Deferred Compensation Program to a select group of management or highly compensated employees as such phrase is defined under ERISA.   The program is voluntary and the employee determines the amount of his or her contribution and choice of investment vehicles.  The Company does not contribute to this plan.   An independent administrator monitors investment options and distributions.

Equity Compensation Program

          Shares of restricted stock and stock options of the Company are granted under the Management Incentive Plan in an effort to link executives’ future compensation to the long-term financial success of the Company. These awards are intended to attract and retain employees who contribute to the Company’s success, to provide incentives to enhance job performance of the executives and enable those persons to participate in the long-term success and growth through an equity interest in the Company.

          In 2005, the Executive Compensation Committee began granting restricted stock in lieu of stock options under the Management Incentive Plan.  The Committee believes restricted stock awards are currently more effective than stock options in achieving the Company’s compensation objectives, as restricted stock is subject to less market volatility and is potentially less dilutive to the Company’s stock. As such, restricted stock was issued at one-third of what a normal stock-option grant would have been.  Employees realize immediate value as restricted stock awards vest, with such value increasing as the Company’s stock performance increases.

          The Compensation Committee anticipates granting restricted stock awards in lieu of stock options for the foreseeable future, but in the event stock options are granted, such options will be granted with an exercise price equal to 100% of the fair market value of the Company’s common stock on the date of grant.

Management Incentive Plan Information

          The Management Incentive Plan table provides information as of December 31, 2005, with respect to shares of the Company’s common stock that may be issued under our existing equity compensation plans.

	Number of securities allocated to be issued through the Management Incentive Plan	Weighted-average exercise price of outstanding options and restricted stock	Number of securities remaining available for future issuance under Management Incentive Plan

Management Incentive Plan approved by stockholders	44,000,000	$7.5733	12,605,454
Management Incentive Plan not approved by stockholders	-	-	-
Total	44,000,000		12,605,454

Stock Ownership Guidelines

          To motivate the Company’s officers and senior management to emulate its stockholders, the Company strongly encourages ownership of Company stock.  Stock ownership is defined as stock owned:

•	directly;
•	through the Company’s 401(k) Employee Retirement Plan, and/or;
•	through the Company’s Deferred Compensation Plan.

          The Board of Directors implemented a program that set stock ownership goals for certain categories of officers and senior management, as shown below.

Position	Ownership Multiple of Base Salary

Chief Executive Officer	6 times
Executive Vice Presidents	3.5 times
Senior Vice Presidents and Vice Presidents of Operations	2.75 times
Vice Presidents, Regional Operations Managers, and	2 times
Directors of Operations

          The Committee has determined that as of January 31, 2006, all of the Company’s officers and members of senior management covered by these guidelines have met their ownership goals.

Employment and Change of Control Arrangements

          The Company has no such contracts or arrangements dealing with employment.   The Company does, however, have an adjustment provision in its Management Incentive Plan for its outstanding shares in the event of a recapitalization, merger or consolidation.

Chairman and Chief Executive Officer Compensation

          The Committee has attempted to set base salary and overall compensation for Messrs. Garrison and Thompson competitively with companies of similar size and aligned with companies in our respective industry.  The goal is to reward these executives for corporate performance in line with the interests of the stockholders.

          Cash bonuses paid to Messrs. Garrison and Thompson in calendar year 2005 were determined by the previously mentioned formula relating bonuses to earnings per share.

          In calendar year 2005, in accordance with the Committee’s policy of aligning executive interest with the interests of stockholders and after review of an evaluation prepared by Watson Wyatt, an independent consultant, the Committee awarded and the Board ratified grants of restricted stock for Messrs. Garrison and Thompson.   A grant of 20,000 shares was awarded to Mr. Garrison.  His grant will vest 25% in year 2010, 25% in year 2011 and 50% in year 2012.  A grant of 35,000 shares was made to Mr. Thompson that vests 25% in year 2013, 25% in year 2014 and 50% in year 2015.  The fair market value of our stock on the date of the grants was $18.68.

          Messrs. Garrison’s and Thompson’s cash compensation is comparable to other transportation company peers. After evaluating the independent consultant’s review of compensation practices and policies, the Committee recommended, and the Board approved, an increase in base salary for Mr. Garrison of $100,000 and an increase in base salary to Mr. Thompson of $40,000.  The increases became effective on October 21, 2005.  Both Messrs. Garrison and Thompson participate in the Company’s 401(k) Employee Retirement Plan.

2006 Performance-Based Compensation

          For calendar year 2006, the Company has established, and the Executive Compensation Committee has approved, a cash bonus program for the above-named executives and its senior management. The amount of the bonus earned will be a percentage of the executive’s base salary and will increase by percentage of base salary in direct correlation to the Company’s increase in earnings per share similar to prior years.

Tax Deductibility

          The Company’s Management Incentive Plan is designed to be a performance-based plan as defined in the Internal Revenue Code.  Therefore, under Internal Revenue Code Section 162(m), compensation paid in 2005 under this type of plan is intended to be fully deductible, and it is our intention to continue to maximize deductibility to the extent practicable.

Our Conclusion

          We firmly believe that the quality and motivation of all of the Company’s employees, including its managers, make a significant difference in the Company’s long-term performance.  We also believe that stockholders directly benefit from compensation programs that:

•	reward superior performance;
•	contain an appropriate downside risk element when performance falls short of clearly defined standards;
•	give appropriate administrative flexibility to achieve their objectives.

          We believe that the Company’s management compensation program meets these requirements and will continue to be an important factor in driving the Company’s success.

J.B. Hunt Transport Services, Inc.
2005 Executive Compensation Committee Members
Coleman H. Peterson, Chairman
John A. Cooper, Jr.
Thomas L. Hardeman

REPORT OF THE AUDIT COMMITTEE

The Audit Committee

          The Audit Committee is comprised of Dr. John A. White, Chairman, James L. Robo and Leland E. Tollett.  Messrs. White, Robo and Tollett served as members of the Audit Committee during calendar year 2005.  The Company’s Board of Directors has determined that all members of the Audit Committee satisfy the independence and other requirements for audit committee membership and has also made the determination that Messrs. White, Robo and Tollett each have the attributes of an audit committee financial expert as defined by the regulations of the SEC.

          The Audit Committee operates under a written charter adopted by the Board.  A copy of the Audit Committee Charter is available on the “Corporate Governance” page of the Company’s website at www.jbhunt.com.  It is also attached to this Proxy Notice and Statement as Appendix A.  In carrying out its responsibilities, the Audit Committee, among other things:

•	Monitors the integrity of the financial reporting process, systems of internal controls, and financial statements and reports of the Company;
•	Appoints, compensates, retains and oversees the Company’s independent auditors, including reviewing the qualifications, performance and independence of the independent auditors;
•	Reviews and pre-approves all audit, attest and review services and permitted non-audit services;
•	Oversees the performance of the Company’s internal audit function; and
•	Oversees the Company’s compliance with legal and regulatory requirements.

          In 2005, the Audit Committee met ten times.  The Audit Committee schedules its meetings with a view to ensure that it devotes appropriate attention to all of its responsibilities and duties.   The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditors and the Company’s internal auditors, in each case outside the presence of the Company’s management.

          In performing its oversight role, the Audit Committee reviewed the audited consolidated financial statements for the 2005 calendar year and met and held discussions with management, the Company’s internal auditors and Ernst & Young LLP, the Company’s independent auditors, to discuss those financial statements and the audit related thereto.  Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with the auditing standards of the Public Company Accounting Oversight Board.

          The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified, supplemented or amended, which includes, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements.  The independent auditors also provided the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1, as may be modified, supplemented or amended, which relates to the auditors’ independence from the Company and its related entities, and the Audit Committee discussed with the independent auditors their independence.

          Based on the Audit Committee’s discussions with management, the internal auditors and the independent auditors as described above, and upon its review of the representation of management and the independent auditors and the reports of the independent auditors, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the calendar year ended December 31, 2005, as filed with the SEC.

J.B. Hunt Transport Services, Inc.
2005 Audit Committee Members
John A. White, Chairman
James L. Robo
Leland E. Tollett

SUMMARY COMPENSATION

          The following table sets forth information concerning total compensation earned or paid by the Company or any of its subsidiaries to the Chairman (as one of the five highest-paid executives other than the Chief Executive Officer), the Chief Executive Officer, and the three highest-paid executive officers of the Company for such period in all capacities in which they served.

					Long-Term Compensation Awards

Principal and Position	Year	Salary (1)	Bonus (1)	Other Annual Compensation (2)	Securities Underlying RSA (3)	Securities Underlying Options (4)	All Other Compensation (5)	Total

Wayne Garrison	2005	$415,385	$300,000	$11,363	$373,600	$0	$6,300	$1,106,648
Chairman of the	2004	400,000	492,000	7,944	0	0	6,000	905,944
Board	2003	394,231	234,375	6,873	0	488,000	6,000	1,129,479
Kirk Thompson	2005	566,154	420,000	7,736	653,800	0	6,300	1,653,990
President and	2004	551,923	676,500	7,783	0	2,036,000	6,000	3,278,206
CEO	2003	509,748	296,875	3,258	0	1,220,000	6,000	2,035,881
Jerry Walton	2005	346,538	258,750	5,232	186,800	0	5,183	802,503
EVP, Finance/	2004	336,923	412,050	5,225	0	814,400	5,846	1,574,444
Administration and CFO	2003	339,423	203,125	4,541	0	488,000	6,000	1,041,089
Paul Bergant	2005	306,538	228,750	11,750	186,800	0	6,017	739,855
EVP, Marketing,	2004	292,885	356,700	9,981		814,400	6,000	1,479,966
CMO, President of Intermodal	2003	292,692	175,000	8,049		488,000	6,000	969,741
Craig Harper	2005	292,308	217,500	0	317,560	0	6,300	833,668
EVP, Operations,	2004	277,885	338,250	0	0	977,280	6,000	1,599,415
and COO	2003	272,885	162,500	0	0	585,600	6,000	1,026,985

(1)

Bonus and salary totals shown above are reported as gross earnings, subject to income tax and payroll tax, and do not reflect the actual net pay received.  Totals may include amounts transferred into deferred compensation.  All bonuses are reported in the year in which they are earned.

(2)

This column includes the aggregate incremental cost to the Company of providing perquisites and personal benefits to the named executive officers for the past three years.  Although the cost of the perquisites and personal benefits provided to Messrs. Garrison, Thompson, Walton, Bergant and Harper did not meet the $50,000 threshold for disclosure, the Company is voluntarily reporting these costs. The following details the perquisites described in the table shown above:

          Calendar year 2005 amounts reflect:

•	Wayne Garrison, $10,000 for professional fees, $1,363 for personal use of the Company plane.
•	Kirk Thompson, $4,820 for professional fees and $2,916 for club dues.
•	Jerry Walton, $5,232 for club dues.
•	Paul Bergant, $1,680 for professional fees, $8,256 for club dues, $916 for home security and $898 for personal use of the Company plane.

          Calendar year 2004 amounts reflect:

•	Wayne Garrison, $7,944 for professional fees.
•	Kirk Thompson, $1,000 for professional fees, $2,289 for club dues, and $4,494 for personal use of the Company plane.
•	Jerry Walton, $5,225 for club dues.
•	Paul Bergant, $1,100 for professional fees, $7,115 for club dues, and $1,766 for personal use of the Company plane.

          Calendar year 2003 amounts reflect:

•	Wayne Garrison, $6,500 for professional fees and $373 for personal use of a Company vehicle.
•	Kirk Thompson, $500 for professional fees, $1,621 for club dues and $1,137 for personal use of the Company plane.
•	Jerry Walton, $4,541 for club dues.
•	Paul Bergant, $765 for professional fees, $6,368 for club dues, and $916 for personal use of the Company plane.

(3)

Restricted stock was awarded in calendar year 2005, but not in calendar years 2004 or 2003.  Fair market value of shares awarded on October 27, 2005, was $18.68 per share. The amounts shown above reflect the number of shares awarded multiplied by the fair market value on the date of grant. The compensation calculation assumes the executive is still employed by the Company when the vesting period occurs.

(4)

Options were awarded in calendar years 2004 and 2003.  Values shown above reflect the number of shares awarded multiplied by the fair market price on grant date.  However, the named executive officer is required to pay the Company at the time of exercise, the option cost of the vested and exercised options based on the fair market value on the date of grant.  This compensation calculation assumes the executive is still employed by the Company when the vesting period occurs

(5)	Includes matching contributions to the Company’s 401(k) retirement plan on behalf of each of the above-named executives.

RESTRICTED STOCK GRANTS DURING CALENDAR YEAR 2005

          This table shows all restricted stock grants to the Chairman, President and CEO, and three highest-paid executives of the Company during the calendar year ended December 31, 2005.  All restricted grants have no cash dividend or voting rights.  The fair market value of the restricted shares granted on October 27, 2005, was $18.68 per share

	Individual Grants

Name	Securities Underlying Shares Granted (#)	Percent of Total Shares Granted	FMV Share Price	Expiration Date	Value on Date of Grant

Wayne Garrison	20,000	3.15%	$18.68	8/15/2012	$373,600
Kirk Thompson	35,000	5.52	18.68	8/15/2015	653,800
Jerry Walton	10,000	1.58	18.68	8/15/2011	186,800
Paul Bergant	10,000	1.58	18.68	8/15/2011	186,800
Craig Harper	17,000	2.68	18.68	8/15/2015	317,560

AGGREGATED OPTION EXERCISES DURING CALENDAR YEAR 2005 AND
OPTION VALUES ON DECEMBER 31, 2005

          This table shows all stock options exercised by the Chairman, President and CEO, and the three highest-paid executives of the Company during the calendar year ended December 31, 2005, and the number and value of options they held at calendar year-end.

Name	Shares Acquired on Exercise (#) (1)	Value Realized (2)	Number of Securities Underlying Unexercised Options at 12/31/05 (#) Exercisable/ Un-exercisable		Value of Unexercised In-the-Money Options at 12/31/05 (3) Exercisable/ Un-exercisable

Wayne Garrison	224,000	$3,350,720	0	E	$0	E
			280,000	U	4,444,800	U
Kirk Thompson	315,644	5,021,335	0	E	0	E
			595,248	U	8,353,827	U
Jerry Walton	140,000	2,405,277	50,000	E	907,480	E
			172,000	U	2,087,280	U
Paul Bergant	201,340	3,587,163	18,000	E	296,320	E
			168,000	U	2,006,520	U
Craig Harper	129,176	2,060,988	0	E	0	E
			318,508	U	4,604,983	U

The above table reflects options only.  The Company issued no restricted shares until October 27, 2005.

(1)

The shares shown in the table above for Mr. Thompson represent the total shares exercised.  Mr. Thompson entered into a cashless transaction tendering 165,788 of shares previously owned for at least six months to pay for option costs and taxes.  The actual number of net new shares acquired from this transaction was 149,856.  In a cashless transaction, shares held by an individual for more than six months (mature shares) are tendered to the Company to pay the option price and tax withholdings.  Such a transaction allows an individual to increase ownership in Company stock without openly selling shares in the marketplace. Shares tendered to the Company are added back to the authorized shares under the Management Incentive Plan approved by the stockholders on April 21, 2005.

(2)

Numbers reported in the table above are gross earnings, subject to income tax and applicable payroll taxes, and do not reflect the actual net value realized. Values are earned over multiple years.  Election to exercise an option in calendar year 2005 should not be interpreted to mean that all value was earned in the year the option was exercised. Actual net income realized after taxes for Messrs. Garrison, Thompson, Walton, Bergant and Harper was $1,793,989, $2,688,925, $1,288,025, $1,920,925, $1,103,658, respectively.

(3)

Values are calculated by subtracting the exercise price from the fair market value of the underlying common stock.  For purposes of this table, fair market value is deemed to be $22.64, which is the closing market price reported by NASDAQ on December 31, 2005.

CODES OF BUSINESS CONDUCT AND ETHICS

          The Board has adopted codes of business conduct and ethics that apply to all of the Company’s Directors, officers and employees.  The purpose of these codes is to focus our Directors and employees on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical or unlawful conduct, and help enhance and formalize our culture of integrity, honesty and accountability.  These codes are published in their entirety on the Company’s website at www.jbhunt.com under the caption “Who We Are”/”Investor Relations”/”Corporate Governance.”  The Company will post on its website any amendment to this code and any waivers of any provision of this code made for the benefit of any of our senior executive officers or Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Johnelle D. Hunt is the wife of founder and former Senior Chairman of the Board J.B. Hunt, and Bryan Hunt is the son of J. B. and Johnelle D. Hunt.  There are no other family relationships among the foregoing Directors.  As an employee of the Company, she received a salary of $100,000 for her services as the Company’s corporate secretary.  The Company also submitted payment of $10,000 on her behalf for professional fees and provided a Company match of $3,000 to her 401(k) account.

          A son-in-law of Mr. Thompson, President and Chief Executive Officer of the Company, was employed by the Company in calendar year 2005 and received in calendar year 2005 compensation that exceeded $60,000.  He was employed in calendar year 2000, prior to becoming Mr. Thompson’s son-in-law.

          On October 13, 2005, the Company announced a gift of $10 million to the University of Arkansas to facilitate the construction of the new J.B. Hunt Transport Services, Inc. Center for Academic Excellence.   Mrs. Hunt serves as Treasurer for the University of Arkansas’ Campaign for the 21st Century, and Dr. John A. White serves as Chancellor of the University of Arkansas.  Neither of the aforementioned Board members was instrumental in securing the contribution, nor did either participate in the voting processes related to this transaction.

          The contribution represents an investment by our Company in a growing institution, located only 10 miles from our headquarters, in the pursuit of excellence that has not only provided training and skills for many of our current employees, but also allows us to participate in the education of the next generation of J.B. Hunt Transport Services team members.  The J.B. Hunt Transport Services, Inc. Center for Academic Excellence will serve as a focal point and enabling infrastructure for information technology, supply chain management, computational science and engineering, and technology-enabled education, research and outreach on the University campus to prepare students for the diverse, innovative, collaborative, team-oriented environment prevalent in today’s workspace.  The close proximity of the University to our Company is invaluable as we jointly identify transportation and technology issues that require the brightest and best minds to insure that the American supply chain remains the model for the world.

SECTION 16(a) BENEFICIAL OWNERSHIP

          Section 16 of the Securities and Exchange Act of 1934, as amended, requires each Director, officer, and any individual beneficially owning more than 10 percent of the Company’s common stock to file reports of holdings and transactions in J.B. Hunt Transport Services, Inc. with the SEC and NASDAQ within specified time frames.  These specified time frames were shortened by the SEC during 2003 and generally require the reporting of changes in ownership within two business days of the transaction.  To the Company’s knowledge, all required Section 16(a) filings were timely and correctly made during 2005.

PRINCIPAL STOCKHOLDERS OF THE COMPANY

          The authorized common stock of the Company consists of 1,000,000,000 shares at $.01 par value. As of the close of business on January 31, 2006, there were 153,822,689 shares outstanding held by 1,338 stockholders of record.  There are no other classes of capital stock of the Company authorized.

Holdings of Executive Officers and Directors

          The following table sets forth the beneficial ownership of our common stock as of February 28, 2006, by each Director of the Company, by each named executive officer, by all officers and Directors as a group, and by all persons known to be the beneficial owner of more than 5 percent of the Company’s common stock. As used in this Proxy Statement, “beneficially owned” means the sole power to vote or direct the voting of a security and the sole power to dispose or direct the disposition of a security.

Directors and Officers	Shares Owned (1)		Right to Acquire (2)	Percent of Outstanding Shares (3)

Paul Bergant	529,117		0	*
John A. Cooper, Jr.	61,165		0	*
Wayne Garrison	7,860,677		120,000	5.19
Thomas L. Hardeman	17,378		0	*
Craig Harper	264,533		0	*
Bryan Hunt	223,550		0	*
Johnelle D. Hunt	1,070,081	(4)	0	*
Coleman H. Peterson	5,273		0	*
James L. Robo	17,445		0	*
Kirk Thompson	461,698		0	*
Leland E. Tollett	29,797		0	*
Jerry W. Walton	402,744	(5)	50,000	*
John A. White	31,491		0	*
All executive officers and Directors as a group (20 persons)	11,762,941		339,898	7.87

*Less than 1 percent

OTHER PRINCIPAL STOCKHOLDERS
J.B. Hunt, LLC (4) (6)	32,946,510			21.42
807 W. Bowen Boulevard
Fayetteville, Arkansas 72701
Barclay’s Global Investors, N.A. (7)	11,854,348			7.70
45 Fremont Street
San Francisco, California 94105

(1)	Includes shares for which the named person:
• has sole voting and investment power
• has shared voting and investment power with a spouse, or
• holds shares in the Company’s 401(k) Employee Retirement Plan, and/or Deferred Compensation Plan, unless otherwise indicated in the footnotes

Excludes shares that:
• are restricted stock holdings
• may be acquired through non-vested stock option exercises

(2)	Shares that can be acquired by exercise of stock options exercisable through February 28, 2006.

(3)	Calculated on the basis of 153,822,689 shares of common stock outstanding of the Company as of January 31, 2006.

(4)	Includes shares owned by Mr. and Mrs. J. B. Hunt in family limited-liability companies in which they are co-managers.

(5)	Includes 132,396 shares held in trusts in which Mr. Walton is designated as the trustee but claims no beneficial interest.

(6)	As reported on Form 4 reports filed with the SEC and on file as of December 31, 2005. J.B. and Johnelle D. Hunt are co-managers of this entity.

(7)	Statistics obtained from NASDAQ Corporate Services Network, Source: FactSet Research Systems, Inc. and Form 13G filed with the SEC.

PERFORMANCE GRAPH

          The following graph presents a five-year comparison of cumulative total returns for the Company, the S&P 500 composite index and NASDAQ Trucking Stocks (CRSP Transportation Index).  The CRSP Transportation Index was prepared by the Center for Research in Security Prices and includes all NASDAQ motor freight and warehousing companies classified under SIC codes 4200-4299.  A listing of the companies included in the CRSP Transportation Index is available upon request from the Company. The values on the graph show the relative performance of an investment of $100 made on December 31, 2000, in Company common stock and in each of the indices.

Comparison of Five-Year Cumulative Total Return

J. B. Hunt Transport Services, Inc.
S & P 500
NASDAQ Trucking Stocks

Total Return for Index Dollars

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

J. B. Hunt	$100.0	$138.0	$174.3	$321.3	$534.9	$546.4
S & P 500	100.0	88.1	68.6	88.3	97.9	102.7
NASDAQ	100.0	138.1	157.2	203.3	284.9	281.7

PROPOSAL TWO - RATIFICATION OF THE APPOINTMENT OF AUDITORS

INDEPENDENT AUDITORS

          On March 29, 2005, the Audit Committee of the Board of Directors concluded its proposal process for a new independent accounting firm.  The Audit Committee appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the calendar year ended December 31, 2005, thereby dismissing KPMG LLP, effective immediately.

          The audit reports of KPMG LLP on the consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 2004 and 2003, and management’s assessment of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

          During the two most recent calendar years ended December 31, 2004 and 2003, and from December 31, 2004, through the effective date of KPMG LLP’s dismissal, there have been no disagreements between the Company and KPMG LLP on any matters of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to their satisfaction, would have caused KPMG LLP to make reference to the subject matter of such disagreements in connection with its reports.  During the period described in the preceding sentence, there were no “reportable events” as defined in Item 301(a)(1)(iv) or (v) of Regulation S-K of the SEC’s rules and regulations.

          During the two calendar years ended December 31, 2004, and 2003, and from December 31, 2004 through the engagement of Ernst & Young LLP as the Company’s independent accountant on March 29, 2005, neither the Company nor anyone on its behalf had consulted Ernst & Young LLP with respect to any accounting or auditing issues involving the Company.  In particular, there was no discussion with the Company regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the financial statements, or any matter that was either the subject of a disagreement with KPMG LLP on accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the matter in their reports, or a “reportable event” as defined in Item 304(a)(1)(iv) or (v) of Regulation S-K of the SEC’s rules and regulations.

          Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions.  The auditors will also have the opportunity to make a statement, if they desire to do so.

The Board of Directors Recommends that the Stockholders Vote
FOR
the Ratification of the Appointment of Ernst & Young LLP
as the Company’s Independent Auditors for the 2006 Calendar Year

AUDIT AND NON-AUDIT FEES

          Effective January 1, 2005, Ernst & Young LLP (E&Y) became the Company’s independent auditor, replacing KPMG LLP (KPMG), who had served as the Company’s independent auditors for calendar year 2004. The following table represents aggregate fees billed for professional audit services rendered by each independent accounting firm to provide the audit of the Company’s annual financial statements for the years ended December 31, 2005, and December 31, 2004, respectively.

	2005 – E&Y	2004 – KPMG

Audit fees (1)	$1,000,700	$1,012,440
Audit-related fees (2)	0	27,828
Tax fees (3)	26,320	346,792
All other fees (4)	—	—

(1)

Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.

(2)	Audit-related fees consisted principally of audits of employee benefit plans and special procedures related to regulatory filings.
(3)	Tax fees consisted principally of assistance with tax compliance and reporting.
(4)	Ernst & Young LLP did not bill the Company for any non-audit services in calendar years 2005. KPMG LLP did not bill the Company for any non-audit services in calendar year 2004.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

          The Audit Committee has the responsibility of appointing, setting compensation for and overseeing the work of the independent auditor, and has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

          Prior to engagement of the independent auditor for next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

(1)

Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services, and consultation regarding financial accounting and/or reporting standards.

(2)

Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

(3)

Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning and tax advice.

(4)	Other fees are those associated with services not captured in the other categories. The Company generally doesn’t request such services from the independent auditor.

          Prior to the engagement, the Audit Committee pre-approves these services by category of service.  The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service.  During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval.  In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

          The Audit Committee may delegate pre-approval authority to one or more of its members.  The members to whom such authority is delegated must report, for informational purposes only, the pre-approval decisions to the Audit Committee at its next scheduled meeting.

Expenses Related to Sarbanes-Oxley Compliance

          The Company remains proactive in its approach to implementing and adhering to the regulations imposed by the Sarbanes-Oxley Act of 2002.  As such, the Company incurred a substantial amount of additional expense due to the increase in legal, accounting, insurance, and Board and Committee fees. Since calendar year 2003, the Company incurred $4.0 million in additional expense.  It is anticipated that at least $1.5 million of these expenses will continue to recur each year.

SUBMISSION OF STOCKHOLDER PROPOSALS

          In order for a proposal by a stockholder to be presented at an Annual Meeting of the Company’s stockholders, the proposal must be included in the related Proxy Statement and proxy form.  For a stockholder proposal to be included in the Proxy Statement and proxy form for the Annual Meeting of Stockholders in 2006, the proposal must: 1) be received by the Company at its home office, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas 72745, Attention: Johnelle D. Hunt, Secretary, on or before November 6, 2006; and 2) concern a matter that may be properly considered and acted upon at the Annual Meeting in accordance with applicable laws, including the Company’s Bylaws and Rule 14a-8 of the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

          The Company files reports, Proxy Statements, and other information with the SEC.  You can read and copy these reports, Proxy Statements, and other information concerning the Company at the SEC’s public reference room at 450 Fifth Street N.W., Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the Company.

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE
MEETING ARE URGED  TO VOTE BY TELEPHONE,
MAIL OR  INTERNET.
IF YOU  VOTE  BY TELEPHONE OR THE INTERNET,
DO NOT RETURN YOUR PROXY CARD

By Order of the Board of Directors
JOHNELLE D. HUNT
Secretary

APPENDIX A

J.B. HUNT TRANSPORT SERVICES, INC.
AUDIT COMMITTEE CHARTER
As amended January 28, 2003

I.	PURPOSE AND ROLE

The primary function of the Committee  (the “Committee”) is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing with its auditors: (a) the financial reports and other financial information provided by J.B. Hunt Transport Services, Inc. (the “Company”) to any governmental body or the public; (b) the Company’s systems of internal controls regarding finance and accounting that management and the Board have established; and (c) the Company’s auditing, accounting and financial reporting processes generally.

All of the requirements in this Charter are qualified by the understanding that the role of the Committee is to act in an oversight capacity and is not intended to require a detailed review of the work performed by the independent auditors unless specific circumstances are brought to its attention warranting such a review.

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization.  The Committee has the ability to retain, at the Company’s expense, specific advisers, consultants or experts it deems necessary in the performance of its duties.

II.	COMPOSITION

The Committee shall be comprised of three or more directors as determined by the Board.  All of the members of the Committee must (a) be free of any relationship to the Company that may interfere with the exercise of their independence from management and the Company, and (b) not be subject to any of the other restrictions on independence set forth in rules or regulations prescribed by NASDAQ, SEC or the Public Accounting Oversight Board.

All members of the Committee shall possess a basic understanding of financial statements, including a company’s balance sheet, income statement and cash flow statement or be able to do so within a reasonable period of time after their appointment to the Committee.  At least one member of the Committee shall have accounting or related financial management expertise, as the Board, in its business judgment, interprets such qualification.

The members of the Committee shall be elected by the Board at the annual or any regular meeting of the Board.  The members of the Committee shall serve until their successors shall be duly elected and qualified or their earlier resignation or removal.  If a Chair is not elected by the full Board or is not present at a particular meeting, the members of the Committee may designate a Chair by majority vote of the Committee membership in attendance.

III.	MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate.  The Committee should meet at least annually with management, the independent auditors and as a Committee, in separate executive sessions, to discuss any matters that the Committee or each of these groups believe should be discussed privately.  In addition, the Committee, or at least the Chair, should meet with the independent auditors and financial management quarterly, either in person or telephonically, to review the Company’s interim financial statement consistent with Section IV.3 below.  The Committee Chair shall prepare and/or approve the agenda in advance of each meeting.

IV.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Committee shall perform the following:

Documents/Reports Review

1.

The Committee has adopted this Charter following its approval by the Board of Directors based upon the recommendation of the Committee.  The Committee shall review, and reassess the adequacy of, this Charter at least annually.  The Charter shall be included as an appendix to the Company’s Proxy Statement for its Annual Meeting of Stockholders at least once every three years.

2.

Review and discuss with management and the independent auditors the Company’s annual audited financial statements prior to filing or distribution.  This review and discussion should encompass the results of the audit, including significant issues regarding accounting principles, practices and judgments.

3.

Review with financial management the quarterly financial results prior to the earlier of the release of earnings or the filing of the Quarterly Report on Form 10-Q.  The Chair of the Committee may represent the entire Committee for purposes of this review.  In connection with such review, the Committee should ensure that the communications and discussions with the independent auditors contemplated by Statement of Auditing Standards No. 71 have been received and held.

Independent Accountants

4.

Recommend to the Board of Directors the selection of independent auditors, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants.

5.

Make clear that the independent auditors for the Company are ultimately accountable to the Committee and the Board of Directors, that the Committee and Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants or to nominate the independent auditor to be proposed for shareholder approval in any proxy statement.

6.

Require the independent auditors to submit on a periodic basis (but at least annually) to the Committee a formal written statement in accordance with Independence Standards delineating all relationships between them and the Company, actively engage in a dialogue with them with respect to any disclosed relationships or services that may impact their objectivity and independence, and recommend that the Board of Directors take appropriate action in response to the report of the independent auditors to satisfy itself of the outside auditors’ independence.

7.	Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

8.	Discuss with the independent auditors their audit plan.

9.	Review and approve in advance all non-audit services performed by the auditing firm.

Financial Reporting Processes

10.

In consultation with management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls.  Discuss significant financial risk reporting exposures, including off-balance-sheet arrangements and/or special-purpose entities and the steps management has taken to monitor, control and report such exposures.  Review significant findings prepared by the independent auditors together with management’s response.

11.	Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors.

12.

Discuss with the independent auditors the matters contemplated by Statement of Auditing Standards No. 61, including, without limitation, the independent accountant’s judgments about the quality, not just the acceptability, of the Company’s accounting principles as applied in its financial reporting.

13.	Based on the review and discussions referred to previously, recommend to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

14.	Prepare a report of the Committee to be included in the Company’s Proxy Statement for its Annual Meeting of Stockholders.

Other

15.

Nothing in this Charter will, or will be deemed to, decrease or modify in any manner adverse to any member of the Committee, such member’s right to rely on statements and certifications made by Company’s officers, employees, agents, counsel, experts and auditors.

16.

Nothing in this charter will, or will be deemed to, adversely affect in any manner the rights of members of the Committee to indemnification and advancement of expenses under the Certificate of Incorporation or Bylaws of the Company or under any contract, agreement, arrangement or understanding benefiting such member.

17.

Notwithstanding any other provision of this Charter, no provision of this Charter will, except to the extent required by applicable law, rule or regulation, be construed to create any duty, liability or obligation on the part of the Committee or its members.

The Committee relies on the expertise and knowledge of management, the internal auditors and the public accounting firm in carrying out its oversight responsibilities.  Management of the Company is responsible for determining that the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles.  The public accounting firm is responsible for auditing the Company’s financial statements.  It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete, accurate and in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations of the Company’s internal policies, procedures or controls.

V.	PERFORMANCE EVALUATIONS

The Committee shall conduct a self-evaluation of its performance annually and evaluate whether this Charter appropriately addresses the matters that are or should be within its scope.
In conducting its self-evaluation, the Committee shall address all matters that it considers relevant to its performance, including, but not limited to, the following:
	1.	The adequacy, appropriateness and quality of the information and recommendations presented to the Committee by management, and by the Committee to the Board.
	2.	The manner in which such information and recommendations were discussed or debated.
	3.	Whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

The Committee shall report to the Board the results of any self-evaluation, including any recommended amendments to this Charter and any recommended changes to the Company’s or the Board’s corporate governance policies and procedures.

PROXY

This Proxy is being solicited on behalf of the Board of Directors of:

J.B. HUNT TRANSPORT SERVICES, INC.
615 J. B. Hunt Corporate Drive
Lowell, Arkansas 72745

Your vote is important.  Please vote immediately.

Vote-by-Internet	OR	Vote-by-Telephone
Log on to the Internet and go to		Call toll-free
hppt://www.computershare.com/us/proxy		1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

  X        Please mark your vote as in this sample

          The undersigned hereby constitutes and appoints Wayne Garrison and Kirk Thompson or either of them, proxies for the undersigned, with power of substitution, to represent the undersigned and to vote all of the shares of common stock of J.B. Hunt Transport Services, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of  Stockholders of the Company to be held on April 20, 2006, at the offices of the Corporation, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas, and at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned.  IF
NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

1.	Election of Directors	Nominee	Vote For	Withhold Authority
		Thomas L. Hardeman	☐	☐
		Coleman H. Peterson	☐	☐
		James L. Robo	☐	☐

I wish to vote FOR all of the foregoing nominees      ☐

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for calendar year 2006	FOR ______	AGAINST _____	ABSTAIN _____

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

NOTE:  Please mark, sign, date and promptly return this proxy card in the enclosed envelope.  Please sign exactly as your name(s) appear(s) above.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized persons.

Signature_______________________ Date:_________	Signature ___________________Date_________

______Change of Address/Comments on Reverse Side

J.B. HUNT TRANSPORT SERVICES, INC.

Dear Stockholder:

Stockholders of J.B. Hunt Transport Services, Inc. can now take advantage of several new services available through our transfer agent, Computershare Trust Company, N.A.  These services include:

Electronic Delivery of Proxy Materials

To take advantage of the opportunity to receive future copies of the Annual Report and Proxy Statement via the Internet, please sign-up at www.econsent.com/jbht

By enrolling in eDelivery, you will receive an e-mail notification when future annual reports and proxy statements become available.  You will be able to view these documents via the Internet and then vote your shares via the Internet.

Vote by Internet

Stockholders may now vote their shares via the Internet by following the directions on the reverse side of this card.  Votes may be cast by Internet up until 11:59 p.m. on the day before the Annual Meeting.

Internet Account Access

Stockholders may now access their accounts on-line at www.computershare.com.

Among the services offered through Account Access, certificate histories can be viewed, address changes requested and tax identification numbers certified.

Transfer Agent Contact Information

Computershare Trust Company, N.A.	Telephone Domestic:	877-282-1168
Attn: Shareholder Relations	Telephone Foreign:	816-843-4299
PO Box 219045	TDD/TTY for Hearing Impaired:	800-952-9245
Kansas City, MO 64121-9045

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.  The Proxy Committee cannot vote your shares unless you sign and return this card.